SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

KALLO INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

KALLO INC.
675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario L3R 0B8
(416) 246-9997

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain common and preferred stockholders, owning approximately 54.55% of combined voting power of the common and preferred stock, have approved by written consent in lieu of a stockholders' meeting:

1.
To reverse split our authorized and outstanding shares of common stock on a 1 for 600 basis from 15,000,000,000 authorized shares with a par value of $0.00001 per share to 25,000,000 authorized shares with a par value of $0.00001.  All fractional shares will be rounded up to the next whole share.

2.	After the completion of the foregoing reverse stock split, to increase the authorized shares of common stock from 25,000,000 to 1,150,000,000 shares with a par value of $0.00001 per share.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about May 15, 2017, and we anticipate the effective date of the proposed actions to be June 5, 2017, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

May 5, 2017	Very truly yours,

JOHN CECIL
John Cecil
Principal Executive Officer, and a Member of the Board of Directors

KALLO INC.
675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario   L3R 0B8
(416) 246-9997

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.00001 par value per share and the preferred stock, $0.00001 par value per share, of KALLO INC., a Nevada corporation, which we refer to herein as "KALO," "company," "we," "our" or "us."  The mailing date of this Information Statement is on or about May 15, 2017.  The Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On May 5, 2017, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 8,753,547,461 shares of common stock issued and outstanding and 95,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 100 votes.  Accordingly, the combined voting power of all of the Series A preferred stock and common stock was 18,253,547,461votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 100 votes per share.

The common stock and Series A preferred stock constitute the sole outstanding classes of KALO voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  Each share of preferred stock entitles the holder to 100 votes on all matters submitted to stockholders.  The preferred and common stock vote as a single class on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On April 18, 29017, John Cecil and Lloyd Chiotti who beneficially owned 9,956,559,748 or approximately 54.55% of the combined voting power of the common stock and Series A preferred stock consented in writing to

1.
To reverse split our authorized and outstanding shares of common stock on a 1 for 600 basis from 15,000,000,000 authorized shares with a par value of $0.00001 per share to 25,000,000 authorized shares with a par value of $0.00001.  All fractional shares will be rounded up to the next whole share.

2.	After the completion of the foregoing reverse stock split, to increase the authorized shares of common stock from 25,000,000 to 1,150,000,000 shares with a par value of $0.00001 per share.

Also on April 18, 2017, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters' rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q:  Why did I receive this Information Statement?

A:  Stockholders owning a majority of the combined voting power of our outstanding shares of common stock and Series A preferred stock took action by written consent in lieu of a stockholders' meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q:  What actions did the stockholders take?

A:  The stockholders executed a written consent on April 18, 2017:

1.
To reverse split our authorized and outstanding shares of common stock on a 1 for 600 basis from 15,000,000,000 authorized shares with a par value of $0.00001 per share to 25,000,000 authorized shares with a par value of $0.00001.  All fractional shares will be rounded up to the next whole share.

2.	After the completion of the foregoing reverse stock split, to increase the authorized shares of common stock from 25,000,000 to 1,150,000,000 shares with a par value of $0.00001 per share.

Q:  What action do I need to take as a stockholder?

A:  You are not required to take any action.  The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.

Q:  Am I entitled to appraisal rights?

A:  No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q:  Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split or the increase in authorized shares of common stock?

A:  You will not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split or the increase in the authorized shares of our common stock.

Q:  Where can I find more information about the company?

A:  We file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.  We are currently delinquent in our reporting obligations with the SEC.

Q:  Who can help answer my questions?

A:  If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 675 Cochrane Drive, West Tower, Suite 630, Markham, Ontario L3R 0B8, Canada. or to our company secretary, Mr. Samuel R. Baker, at 255 Duncan Mill Road, Suite 504, North York, Ontario, M3B 3H9 Canada.

SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary.  This summary also provides cross-references to the location in the Information Statement of the information summarized.

KALLO INC.

We were incorporated in the state of Nevada on December 12, 2006 as Printing Components Inc. and then changed our name to Diamond Technologies Inc. and then to our current name of Kallo Inc. On December 11, 2009, we merged with Kallo Technologies Inc. (formerly known as Rophe Medical Technologies Inc.), an Ontario corporation and its shareholders (collectively "Rophe") wherein we acquired all of the issued and outstanding shares of common stock of Rophe in exchange for 3,000,000 common shares and $1,200,000.

Upon acquiring Rophe, the focus of our business changed to developing medical information technology software.

We file reports with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.  Our reports can be found on EDGAR at www.sec.gov.  Currently we are delinquent in our reporting with the SEC.  Our common stock is quoted on the OTC Market website under the trading symbol "KALO".  Currently a "STOP" sign appears on the OTC Markets website.  That indicates that we have not provided current disclosure about KALO.  Publicly traded companies that do not provide information to investors should be carefully researched before making any investment decision.

Reverse Stock Split and Increase in Authorized Shares of Common Stock

Our board of directors has determined that it is in our best interest to

1.
To reverse split our authorized and outstanding shares of common stock on a 1 for 600 basis from 15,000,000,000 authorized shares with a par value of $0.00001 per share to 25,000,000 authorized shares with a par value of $0.00001.  All fractional shares will be rounded up to the next whole share.

2.	After the completion of the foregoing reverse stock split, to increase the authorized shares of common stock from 25,000,000 to 1,150,000,000 shares with a par value of $0.00001 per share.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of May 5, 2017, we had 8,753,547,461 shares of common stock issued and outstanding and 95,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 100 votes.  Accordingly, the combined voting power of all of the Series A preferred stock was 9,500,000,000 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 100 votes per share.

As of May 5, 2017, the combined voting power of the common stock and Series A preferred stock was 18,253,547,461 votes.  On April 18, 2017, John Cecil and Lloyd Chiotti who beneficially owned 9,956,559,748 or approximately 54.55% of the combined voting power of the common stock and Series A preferred stock consented in writing:

To reverse split our authorized and outstanding shares of common stock on a 1 for 600 bases from 15,000,000,000 authorized shares with a par value of $0.00001 per share to 25,000,000 authorized shares with a par value of $0.00001.  All fractional shares will be rounded up to the next whole share.  After the completion of the foregoing reverse stock split, our authorized shares of common stock will decrease from 15,000,000,000 shares to 25,000,000 shares of common stock with a par value of $0.00001 per share.

As a result of the reverse stock split, the outstanding shares of common stock will decrease from 8,753,547,461 to approximately 14,589,246 with a par value of $0.00001 per share.  This will allow us to substantially reduce the fees being paid to the Nevada Secretary of State.

Upon the conclusion of the foregoing, we will file amended articles of incorporation to reflect that our authorized shares of common stock is increased to 1,150,000,000 shares with a par value of $0.00001 per shares.

Because the action was approved by the written consent of stockholders holding a majority of our voting power, no proxies are being solicited with this Information Statement.

Nevada corporate law provides in substance that unless a company's articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholders are the beneficial owners of 9,956,559,748 votes or approximately 54.55%, of the combined voting power of the common stock and Series A preferred stock.  The consenting stockholders voted in favor of the proposed action described to:

1.
To reverse split our authorized and outstanding shares of common stock on a 1 for 600 basis from 15,000,000,000 authorized shares with a par value of $0.00001 per share to 25,000,000 authorized shares with a par value of $0.00001.  All fractional shares will be rounded up to the next whole share.

2.	After the completion of the foregoing reverse stock split, to increase our authorized shares of common stock from 25,000,000 to 1,150,000,000 shares with a par value of $0.00001 per share.

No consideration was paid for the consent.  The consenting stockholders are set forth below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by our officers, directors, both individually and as a group, and the beneficial owners of 5% or more of our total voting power. The stockholders listed below has direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner	Number of Common Shares	Percentage of Ownership	Number of Preferred Shares	Percentage of Ownership

John Cecil	1,634,012,857	18.67%	70,000,000	73.69%
Lloyd Chiotti	822,546,891	9.40%	5,000,000	5.26%
Samuel Baker	327,503,850	3.74%	0	0.00%
TOTAL (all officers and directors as a group, 3 individuals)	2,784,063,598	31.81%	75,000,000	78.95%

Each share of Series A preferred stock has 100 votes.  Accordingly, Mr. Cecil have, and Mr. Chiotti have 7,500,000,000 Series A preferred votes and Mr. Cecil, Mr. Chiotti and Mr. Baker have 2,784,063,598 common votes or a total of 56.34% of the total voting power which they may vote on any issue presented to the shareholders.  Accordingly, Mr. Cecil, Mr. Chiotti, and Mr. Baker have the ability to control the outcome of any issue presented to shareholders.  Further, the holders of the Series A preferred stock and the Company's common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A preferred shares having 100 votes per share.

REASON FOR THE REVERSE STOCK SPLIT FOLLOWED BY THE INCREASE IN
OUR AUTHORIZED SHARES OF COMMON STOCK

The purpose of the reverse stock split is to reduce the authorized shares of common stock for 15,000,000,000 common shares to 25,000,000 shares of common stock, thereby saving us over $10,000 per annum in filing fees with the Nevada Secretary of State.

Thereafter, we will increase the authorized shares of common stock to 1,150,000,000 shares of common stock with a par value of $0.00001 for the purpose of issuing FE Pharmacy, Inc. 475,000,000 common shares.  In consideration of the issuance of 475,000,000 shares of common stock, FE Pharmacy has agreed to pay all outstanding indebtedness of KALO that existed on April 7, 2017.  We believe the foregoing transaction will be in our best interest and the best interest of our shareholders and will remove all our outstanding liabilities from our balance sheet and will make us more attractive to investors in the future.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

All shares of our Series A preferred stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) 100 non-cumulative votes for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally with other Series A preferred shares and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata with other shares of Series A preferred stock prior to any distribution of assets available for distribution upon liquidation to common shares.  Holders of our Series A preferred stock have no preemptive rights to acquire additional shares of Series A preferred stock or any other securities.  The Series A preferred stock and the common stock are not subject to redemption and carry no subscription or conversion rights.

Amendment to Articles of Incorporation

In connection with the reverse stock split and the increase in our authorized shares of common stock, we will file with the State of Nevada an amendment to our articles of incorporation to increase our authorized shares of common stock from 25,000,000 shares with a par value of $0.00001 per share to 1,150,000,000 shares with a par value of $0.00001.  Preferred shares will not be affected by this increase in authorized shares of common stock.

Effect of the Increase in Authorized Shares of Common Stock

Following the decrease followed by an increase in our authorized shares of common stock, we will effectively allow us to issue an additional 1,150,000,000 shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans; proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock other than as disclosed herein.

The following table reflects the authorized shares and outstanding shares of common stock before and after the increase in authorized shares of common stock:

Shares of Common Stock	Before Amendments	After Amendments

Authorized Shares	15,000,000,000	1,150,000,000

Common Shares Outstanding	8,753,547,461	14,589,246

Common Shares Designated for Issuance Upon Conversion of Outstanding Convertible Notes (1)	3,278,841,899	5,464,736

Reservation required for convertible Notes to be released once note is complete	5,772,747,700	9,621,246

Common Stock to Be Issued to FE Pharmacy	0	475,000,000

Remaining Authorized Shares Available for Issuance	(2,805,137,060)	645,324,772

(1) Comprised of:	Approximately 608,298,308 shares for EMA Financial, LLC upon conversion of $39,539.39 of debt.
Approximately 1,128,876,924 shares for Vista Capital Investments, LLC upon conversion of $73,377.00 of debt.
Approximately 1,541,666,667 shares for Union Capital upon conversion of $92,500 of debt.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.

Stock Transfer Agent

Our stock transfer agent is Pacific Stock Transfer Company, 7625 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.  Its telephone number is (702) 361-3033.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed increase in authorized shares of common stock.

United States Federal Income Tax Consequences of the Increase in Authorized Shares of Common Stock

There are no federal income tax consequences as a result of the reverse stock split or the increase in our authorized shares of common.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about KALO that we file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the reverse stock split and the increase in our authorized shares of common stock will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders.  We anticipate that the actions contemplated hereby will be effected on or about June 15, 2017.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on May 5, 2017, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about May 15, 2017 to all stockholders of record as of the record date, May 5, 2017.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

May 5, 2017	JOHN CECIL
John Cecil
Principal Executive Officer, and Chairman of the Board of Directors